EXHIBIT 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

December 24, 2008

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Amiworld, Inc.

On December 24, 2008 my appointment as auditor for Amiworld, Inc. ceased. I have read Amiworld, Inc.’s statements included under Item 4 of its Form 8-K dated December 24, 2008 and agree with such statements, insofar as they apply to me.

Very truly yours,

s/Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant